EXHIBIT 10.1 EXECUTION VERSION

BRIDGE LOAN AGREEMENT by and between RASER TECHNOLOGIES, INC. and THERMO NO. 1 BE-01, LLC, as Borrowers, and DAVID S. HANDSMAN, as Lender

Dated as of April 15, 2011

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BRIDGE LOAN AGREEMENT

     This BRIDGE LOAN AGREEMENT dated as of April 15, 2011 is entered into between RASER TECHNOLOGIES, INC., a Delaware Corporation (the “Raser”), THERMO NO. 1 BE-01, LLC, a Delaware limited liability company (“Thermo No.1” and, together with the Raser, each a “Borrower” and collectively, the “Borrowers”), and DAVID S. HANDSMAN, together with its permitted assignees (the “Lender”). The parties hereto agree as follows:

RECITALS:

     A. The Borrowers are considering several capital and financing restructuring alternatives to enable the Borrowers and their respective Subsidiaries to continue to operate as going concerns.

     B. The Borrowers have requested that the Lender provide a secured ninety day bridge loan of $750,000 to fund the continued operation of the respective businesses of the Borrowers and their Subsidiaries during such period and until such time as the Borrowers are able to select and consummate a restructuring alternative.

     B. The Lender is willing to make available to the Borrowers such loan upon the terms and subject to the conditions set forth herein.

ARTICLE I DEFINITIONS

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the following meanings:

     “Affiliate”: as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     “Agreement”: this Bridge Loan Agreement, as amended, supplemented or modified from time to time.

“Bankruptcy Code”: Title 11, United States Code, as amended from time to time.

“Borrower” and “Borrowers”: as defined in the introductory paragraph of this

Agreement.

     “Business Day”: a day other than a Saturday, Sunday or a day on which commercial banks in New York or Utah are authorized or required by law to close.

     “Collateral”: all property of the Borrowers, whether real or personal, tangible or intangible, now owned or hereafter acquired, upon which a Lien is granted or purported to be granted to the Lender pursuant to any Loan Document.

     “Commitment”: the commitment of the Lender to make the Loan to the Borrowers pursuant to Section 2.01(a).

     “Consent Agreement”: the limited consent agreement dated as of the date hereof by and among Lender, the Thermo Lenders and Borrowers, as amended, supplemented or modified from time to time.

     “Deed of Trust”: the Deed of Trust, Leasehold Deed of Trust, Security Agreement, Financing Statement, Fixture filing and Assignment of Production (Second Lien), dated as of the date hereof by Thermo No.1 in favor of Lender, as amended, supplemented or modified from time to time.

     “Default”: any of the events specified in Section 6.01, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Rate”: as set forth in Section 2.03(b).

“Dollars and $”: dollars in lawful currency of the United States of America.

“Environmental Claim”: as defined in the Existing Credit Agreement.

     “Environmental Laws”: any and all federal, state or local statutes, ordinances, orders, rules, laws, regulations, guidance documents, judgments, governmental authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, or (ii) the protection of human health, in any manner applicable to the Borrowers or any Facility.

     “Existing Credit Agreement”: that certain Credit Agreement dated as of August 31, 2008, by and among Thermo No.1 and the Thermo Lenders, as amended, supplemented or modified from time to time.

     “Facilities”: any and all real property (including all buildings, fixtures and other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrowers or any of their respective predecessors or Affiliates.

     “Forbearance Agreement”: that certain Amendment, Consent and Forbearance Agreement made and entered into on the 9th day of July, 2010 by and among Thermo No. 1 and the Thermo lenders, as amended by that certain First Amendment thereto made and entered into on the 26th day of October, 2010 and that certain Second Amendment thereto made and entered into on the 31st day of January, 2011.

     “GAAP”: United States generally accepted accounting principles applied on a consistent basis.

     “Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Interest Period”: one month periods commencing on the date hereof.

“Interest Rate”: as set forth in Section 2.03(b).

“Lender”: as set forth in the introductory paragraph of this Agreement.

     “LIBO Rate”: for each Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Lender from time to time) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for U.S. dollar deposits with a term equivalent to one (1) month. LIBO Rate will be adjusted as of each month anniversary of the date hereof.

     “Lien”: any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     “Loan Documents”: this Agreement, the Note, the Security Agreement, the Deed of Trust, the Consent Agreement and each other document delivered to the Lender in connection with this Agreement and/or the credit extended hereunder.

“Loan”: as defined in Section 2.01(a).

     “Material Adverse Effect”: (a) a material adverse effect on the business, operations, properties, assets, or condition (financial or otherwise) of the Borrowers, taken as whole, or (b) the impairment of the ability of the Borrowers to perform, or the Lender to enforce, the Obligations, excluding, in each case, any such effect or impairment resulting from or arising out of or in connection with (i) general economic events or industry events (including changes in the loan and securities markets), (ii) changes in accounting standards, principles or interpretations, (iii) acts of war, whether or not declared, armed hostilities and terrorism, or (iv) actions taken or not taken at the request of the Lender,. Any determination as to whether any circumstance, change or effect has a Material Adverse Effect shall be made only after taking into account all effective insurance coverage and third-party indemnifications with respect to such circumstance, change or effect.

“Maturity Date”: July 15, 2011. “Note”: as defined in Section 2.01(c).

     “Obligations”: means all obligations of every nature of Borrowers under the Loan Documents, including (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by any Borrower under any Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that the Lender, in its sole discretion, may elect to pay or advance on behalf of such Borrower.

“Other Taxes”: as defined in Section 3.03.

“Permitted Liens”: as defined in the Security Agreement.

     “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Raser”: as set forth in the introductory paragraph of this Agreement.

     “Regulations T, U and X”: Regulations T, U and X, respectively, promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time, and any successors thereto.

     “Security Agreement”: the Security Agreement (Second Lien in respect of the Company) dated as of the date hereof by Borrowers in favor of the Lender, as amended, supplemented or modified from time to time.

     “Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Taxes”: as defined in Section 3.03.

     “Thermo Lenders”: The Prudential Insurance Company of America, including in its capacity as administrative lender under the Existing Credit Agreement, Zurich American Insurance Company, and Deutsche Bank Trust Company Americas, in its capacity as administrative agent and collateral agent under the Existing Credit Agreement, and their respective successors and assigns.

“Thermo No.1”: as set forth in the introductory paragraph of this Agreement.

     “Unasserted Obligations”: at any time, the Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for the principal of and interest on, and fees relating to, any Debt) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the Indemnitee) at such time.

     SECTION 1.02. Other Definitional Provisions. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

ARTICLE II THE LOANS

SECTION 2.01. The Loan.

     (a) The Commitment. The Lender agrees on the terms and conditions hereinafter set forth to make a term loan (the “Loan”) to the Borrowers in an aggregate amount not to exceed $750,000.

     (b) Making the Loan. Upon satisfaction of the applicable conditions set forth in Article II, the Lender will make available the proceeds of the Loan to the Borrowers as directed by the Borrowers.

     (c) Note. The Loan made by the Lender pursuant hereto shall be evidenced by a promissory note of the Borrowers, substantially in the form of Exhibit A, as amended by that certain Allonge No. 1 to Promissory Note dated as of the date hereof increasing the stated principal amount there of from $725,000 to $750,000 (as so amended, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Note”), payable to the order of the Lender and representing the joint and several obligation of the Borrowers to pay the aggregate unpaid principal amount of the Loan, with interest thereon as prescribed in Section 2.03. The Lender is hereby authorized to record in its books and records and on any schedule annexed to the Note the date and amount of the Loan, and the date and amount of each payment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure by the Lender to effect such recordation shall not affect the Borrowers’ obligations hereunder.

SECTION 2.02. Repayment.

     (a) Mandatory Repayments. The aggregate principal amount of the Loan outstanding on the Maturity Date, together with accrued interest thereon, and all other Obligations owing hereunder shall be due and payable in full on the Maturity Date.

     (b) No Prepayment. The Borrowers may not prepay the Loan, in whole or in part, at any time prior to the Maturity Date.

SECTION 2.03. Payment Dates and Interest Rates.

     (a) Payment of Interest. Interest with respect to the Loan shall be payable in arrears on the Maturity Date.

     (b) Interest Rate Loans. The Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to (i) subject to clause (ii) hereof, from the funding date of the

Loan through the Maturity Date, the LIBO Rate plus 12.25% (the “Interest Rate”) and (ii) during the continuation of an Event of Default at a rate per annum equal to the Interest Rate plus 2% (the “Default Rate”).

ARTICLE III

GENERAL PROVISIONS CONCERNING THE LOANS

     SECTION 3.01. Use of Proceeds. The proceeds of the Loans hereunder shall be used by the Borrowers to fund the day-to-day working capital needs of the Borrowers and their respective Subsidiaries.

SECTION 3.02. Computation of Interest and Fees.

     (a) Calculations. Interest in respect of the Loans shall be calculated on the basis of a 365/366 day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the LIBO Rate shall become effective as of the opening of business on the day on which such change in the LIBO Rate shall become effective.

     (b) Determination by Lender. Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers in the absence of manifest error.

     SECTION 3.03. Payments. The Borrowers shall make payment of principal and interest hereunder and under the Note, without setoff or counterclaim, not later than 11:00 A.M., New York time, on the day when due in lawful money of the United States of America to the Lender at the office of the Lender designated from time to time in immediately available funds. All payments made by Borrowers hereunder or under the Note will be made without setoff, counterclaim or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, stamp or other taxes, levies, imposts, deductions, charges, fees, withholding, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the overall net income of the Lender (such non-excluded taxes are hereinafter collectively referred to as the “Taxes”). If Borrowers shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lender pursuant to this sentence) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrowers shall make such deductions or withholdings and (iii) Borrowers shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Tax is payable by Borrowers, as promptly as possible thereafter Borrowers shall send the Lender an official receipt showing payment. In addition, Borrowers agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Note or any other Documents (hereinafter referred to as “Other Taxes”). Borrowers will indemnify the Lender for the full amount of Taxes or Other Taxes (including, any Taxes or Other Taxes on amounts payable to the Lender under this paragraph) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, upon written demand by the Lender therefor.

     SECTION 3.04. Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

ARTICLE IV

CONDITIONS OF LENDING

     SECTION 4.01. Conditions Precedent to Initial Loans. The obligation of the Lender to make the Loan is subject to the conditions precedent that:

     (a) The Lender shall have received on or before the day of the borrowing the following, each dated such day (except for the document referred to in clause (ii), (iii) and (iv)), in form and substance satisfactory to the Lender:

(i)	The Note issued by the Borrowers to the order of the Lender;

(ii)	Copies of the Articles, Certificate of Incorporation, partnership agreement or other organizational document of each Borrower, certified as of a recent date by the Secretary of State of its state of formation or incorporation;

     (iii) Copies of the Bylaws or Operating Agreement, as applicable, of each Borrower, certified by its Secretary or an Assistant Secretary;

     (iv) Copies of resolutions of the Board of Directors or other authorizing documents of each Borrower, in form and substance satisfactory to the Lender, approving the Loan Documents and the Borrowings hereunder;

     (v) An incumbency certificate executed by the Secretary or an Assistant Secretary of each Borrower or equivalent document, certifying the names and signatures of the officers of such Borrower or other Persons authorized to sign the Loan Documents and the other documents to be delivered hereunder;

(vi)	Executed copies of all Loan Documents;

(vii)	Executed copies of the Security Agreement, together with: (A) proper financing statements prepared for filing under the Uniform Commercial Code (or any equivalent or similar legislation) of all jurisdictions as may be necessary or, in the Lender’s opinion, desirable to effectively perfect the interests in the personal property granted under the security agreement(s); (B) evidence satisfactory to the Lender that all other filings, recordings, and other actions the Lender reasonably deems necessary or advisable to establish, preserve and perfect the Liens granted to the Lender in personal property shall have been made or obtained; and

     (viii) Executed copies of the Deed of Trust together with evidence satisfactory to Lender that the Deed of Trust has been accepted for filing in the real estate records of Beaver County, Utah.

     (b) The representations and warranties of Borrowers hereunder and under the other Loan Documents shall be true and correct in all material respects;

     (c) No Default or Event of Default shall have occurred and be continuing prior to or immediately following making of the Loan; and

     (d) All corporate and legal proceedings and all instruments and documents in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in content, form and substance to the Lender.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

     SECTION 5.01. Representations and Warranties. Each Borrower represents and warrants as follows:

     (a) Organization. Each Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation, and has all requisite corporate or limited liability power and authority necessary to own and operate its properties and to carry out its business. Each Borrower is also duly qualified and in good standing in all applicable jurisdictions to carry on its business except in jurisdictions where the failure to be so qualified or in good standing is not reasonably expected to have a Material Adverse Effect.

     (b) Authorization. The execution, delivery and performance by each Borrower of the Loan Documents executed by it and the making of Borrowings hereunder are within such Borrower’s corporate powers and have been duly authorized by all necessary corporate action.

     (c) No Conflict. The execution, delivery and performance by each Borrower of the Loan Documents executed by it do not (i) violate such Borrower’s charter, by-laws or other organizational document or (ii) violate any law or regulation (including Regulations T, U and X) applicable to such Borrower or any order, judgment or decree of any court or governmental agency body binding on such Borrower, or (iii) result in a breach of or a default under, or result in or require the imposition of a Lien pursuant to any contract binding on such Borrower, in each case where such violation, default or lien is reasonably expected to have a Material Adverse Effect.

     (d) Existing Credit Agreement. Borrowers have delivered to Lender a true, correct and complete copy of the Existing Credit Agreement, including any forbearance agreements in respect thereto and the other Financing Documents (as defined therein).

     (e) Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrowers of the Loan Documents.

     (f) Validity. The Loan Documents are the binding obligations of each Borrower that is a party thereto, enforceable in accordance with their respective terms; except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

     (g) Litigation. There is no pending or, to the knowledge of the Borrowers, threatened, action or proceeding affecting the Borrowers before any court, governmental agency or arbitrator, (i) which is reasonably expected to have a Material Adverse Effect or (ii) that involves any Loan Document or the Loan.

     (h) Title to Properties; Liens. Each Borrower has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property in each case free and clear of all Liens except Permitted Liens.

     (i) Licenses, Permits, etc. Each Borrower owns or possesses all licenses, permits, franchises, authorizations, patents and copyrights, or rights thereto, necessary for the operation of its business, except where the failure to own or possess such license, permit, franchise, authorization, patent, copyright or other right is not reasonably expected to have a Material Adverse Effect.

     (j) Patriot Act. To the extent applicable, each Borrower is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE VI COVENANTS

     SECTION 6.01. Notice of Material Events. The Borrowers will deliver to the Lender written notice promptly (but in any event within five (5) Business Days) after the occurrence of any of the following:

(a) The occurrence of any Default or Event of Default;

     (b) The occurrence of any “Credit Agreement Default” or “Credit Agreement Event of Default” under and as defined in the Existing Credit Agreement;

     (c) The occurrence of any default or event of default under any loan, security purchase, financing, intercreditor or other agreement entered into in respect of any Debt in excess of $100,000 of the Company; or

     (d) Any other development that result in, or could reasonably be expected to result in, a Material Adverse Effect.

     SECTION 6.02. Post-Closing. The Borrowers will deliver to the Lender within five (5) Business Days after the date hereof, certificates of insurance and lender loss payable endorsements in favor of Lender in form and substance reasonably satisfactory to the Lender in its sole discretion.

SECTION 6.03. Further Assurances.

     (a) The Borrowers at their sole expense will promptly execute and deliver to Lender all such other documents, agreements, financing statements, continuation statements and amendments thereto, and instruments reasonably requested by Lender to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrowers, as the case may be, in the Loan Documents or to further evidence and more fully describe the Collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Loan Documents, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Loan Documents or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be required by law or reasonably necessary or appropriate, in the sole discretion of Lender, in connection therewith.

     (b) Each Borrower hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral covered by the Loan Documents without the signature of such Borrower where permitted by law; provided, however, that Borrowers shall always have the primary obligation to make such filings. A carbon, photographic or other reproduction of the Loan Documents or any financing statement covering such Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

ARTICLE VII

EVENTS OF DEFAULT

     SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

     (a) The Borrowers shall fail to pay any principal, any interest or other amount payable hereunder when due; or

     (b) Any representation or warranty made by any Borrower herein or in any other Loan Document shall prove to have been incorrect in any material respect when made; or

     (c) Any Borrower shall default in the performance of or compliance with any term contained in this Agreement or any other Loan Document and such default shall not have been remedied or waived for fifteen (15) days after written notice to the Borrowers from the Lender; or

     (d) Any “Credit Agreement Event of Default” under and as defined in the Existing Credit Agreement (other than any Credit Agreement Event of Default existing on the date hereof and described in the Forbearance Agreement) shall occur and be continuing without giving effect to any amendment, waiver or forebearance in respect thereof; or

	(e)	The acceleration of any Debt under the Existing Credit Agreement for any reason;
or

	(f)	Any Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against such Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of sixty (60) days; or

     (g) Any of the Loan Documents shall cease, for any reason, to be in full force and effect, or any Borrower or any Affiliate of any Borrower shall so assert, or any Lien created by any of the Loan Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby;

THEN, (i) upon the occurrence of any Event of Default described in clause (f) above, all Loans hereunder with accrued interest thereon, and all other Obligations under this Agreement, the Note and the other Loan Documents shall automatically become due and payable; and (ii) upon the occurrence of any other Event of Default, the Lender may, by notice to the Borrowers, declare the Loan hereunder, with accrued interest thereon, and all other Obligations under this Agreement, the Note and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

ARTICLE VIII MISCELLANEOUS

     SECTION 8.01. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Obligation or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of this Section 8.01 shall survive and remain in full force and effect, regardless of the consummation of the transactions contemplated hereby, until the repayment of the Obligations.

     SECTION 8.02. Amendments, Etc. No amendment or waiver of any provision of the Loan Documents nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 8.03. Notices, Etc. Except as otherwise set forth in this Agreement, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or telecopy communication) and mailed or telegraphed or telexed or sent by telecopy or delivered, if to a Borrower, at its address set forth on the signature page hereof; and if to the Lender, at its address set forth on the signature page hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when deposited in the mails, delivered to the telegraph company, sent by telex or sent by telecopy, respectively.

     SECTION 8.04. Right of Setoff; Deposit Accounts. Upon and after the occurrence of any Event of Default, the Lender is hereby authorized by the Borrower, at any time and from time to time, without notice, (a) to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of the Borrower under the Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by such Lender to the Borrowers (whether payable in Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as such Lender in its sole discretion may elect. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

     SECTION 8.05. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.06. Costs and Expenses. The Borrowers jointly and severally agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Lender (including reasonable attorney’s fees) in connection with the preparation, amendment, modification, enforcement (including, without limitation, in appellate, bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings) or restructuring of the Loan Documents.

     SECTION 8.07. Indemnity. Whether or not the transactions contemplated hereby shall be consummated, the Borrowers jointly and severally agree to indemnify, pay and hold the Lender, and the shareholders, officers, directors, employees and agents of the Lender, harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not any of the foregoing Persons is a party to any litigation), including, without limitation, reasonable out-of-pocket and documented attorneys’ fees and costs and costs of investigation, document production, attendance at a deposition, or other discovery, with respect to or arising out of this Agreement or the Loan Documents or any use of proceeds hereunder, or any claim, demand, action or cause of action being asserted against any Borrower and any Environmental Claim (collectively, the “Indemnified Liabilities”), provided that the Borrowers shall have no obligation hereunder with respect to Indemnified Liabilities arising from the gross negligence, bad faith or willful misconduct of any such Persons. If any claim is made, or any action, suit or proceeding is brought, against any Person indemnified pursuant to this Section, the indemnified Person shall notify the Borrowers of such claim or of the commencement of such action, suit or proceeding, and the Borrowers will assume the defense of such action, suit or proceeding, employing counsel selected by the Borrowers and reasonably satisfactory to the indemnified Person, and pay the fees and expenses of such counsel. This covenant shall survive termination of this Agreement and payment of the outstanding Note.

     SECTION 8.08. Assignments and Participations. The Lender may sell, assign, transfer, negotiate or grant participations to other financial institutions in all or part of the obligations of the Borrowers outstanding under the Loan Documents with prior written consent of the Borrowers (not to be unreasonably withheld or delayed); provided that the consent of the Borrowers shall not be required (i) in the case of any such assignment to an affiliate of the Lender or (ii) during the continuance of any Default or Event of Default, provided further that any such sale, assignment, transfer, negotiation or participation shall be in compliance with the applicable federal and state securities laws; and provided, further, that any assignee or transferee agrees to be bound by the terms and conditions of this Agreement. Upon the effective date of any assignment agreement executed pursuant to this Section 8.08, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an assignment agreement covering all of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto). The Lender may, in connection with any actual or proposed assignment or participation, disclose to the actual or proposed assignee or participant, any information relating to the Borrowers; provided that any proposed assignee or participant enters into an agreement containing provisions substantially the same as those set forth in Section 8.12.

     SECTION 8.09. Effectiveness; Binding Effect; Governing Law. This Agreement shall become effective when it shall have been executed by the Borrowers, the Lender and thereafter subject to Section 8.08 shall be binding upon and inure to the benefit of the Borrowers, the Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

     SECTION 8.10. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.

     SECTION 8.11. Consent to Jurisdiction; Venue. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER WITH RESPECT TO THIS AGREEMENT AND THE LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH BORROWER IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

     SECTION 8.12. Confidential Information. Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with Lender’s customary procedures for handling confidential information of this nature, it being understood and agreed by the Borrowers that in any event the Lender may make disclosures (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (e) to the extent such information (i) becomes publicly available other than as a result of a breach of this Section 8.12 or (ii) becomes available to the Lender on a nonconfidential basis from a source other than a Borrower; provided that, unless specifically prohibited by applicable law or court order, the Lender shall notify the Borrowers of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of the Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information.

     SECTION 8.13. Entire Agreement. This Agreement with Exhibits and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     SECTION 8.14. Separability of Provisions; Headings. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Section headings in this Agreement are included for convenience of reference only and shall not be given any substantive effect.

     SECTION 8.15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

RASER TECHNOLOGIES, INC., as a Borrower By: /s/ Nicholas Goodman ______________ Name: Nicholas Goodman Title: CEO

THERMO NO. 1 BE-01, LLC, as a Borrower By: /s/ Nicholas Goodman ______________ Name: Nicholas Goodman Title: Manager

Address:
Raser Technologies, Inc.
5152 North Edgewood Drive
Provo, Utah 84604
Attention: Nicholas Goodman

With a copy to:
Hunton & Williams LLP
200 Park Avenue
New York, NY 10166
Attention: Peter Partee

DAVID S. HANDSMAN, as Lender

By: /s/ David S. Handsman _____________ Name: David S. Handsman Address: c/o Handsman & Kaminsky LLP 900 Third Avenue, 12th Floor New York, NY 10022

EXHIBIT A

RASER TECHNOLOGIES, INC.
AND
THERMO NO. 1 BE-01, LLC

PROMISSORY NOTE

New York, New York
$725,000	April 15, 2011

FOR VALUE RECEIVED, RASER TECHNOLOGIES, INC., a Delaware corporation, and THERMO NO. 1 BE-01, LLC, a Delaware limited liability company (each, a “Borrower” and collectively, the “Borrowers”), jointly and severally promise to pay to the order of DAVID S. HANDSMAN or its permitted assignees (the “Lender”) the principal amount SEVEN HUNDRED TWENTY FIVE THOUSAND ($725,000) DOLLARS or, if less, the aggregate amount of Loan (as defined in the Bridge Loan Agreement referred to below) made by the Lender to the Borrowers pursuant to the Bridge Loan Agreement referred to below outstanding on the Maturity Date (as defined in the Bridge Loan Agreement referred to below) on the Maturity Date.

The Borrowers also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Bridge Loan Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Lender described in the Bridge Loan Agreement. Until notified of the transfer of this Note, the Borrowers shall be entitled to deem the Lender or such person who has been so identified by the transferor in writing to the Borrowers as the holder of this Note, as the owner and holder of this Note. Each of the Lender and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation of all principal payments previously made hereunder on the schedule attached hereto, if any; provided, however, that the failure to make notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrowers hereunder with respect to payments of principal or interest on this Note.

This Note is referred to in, and is entitled to the benefits of, the Bridge Loan Agreement dated as of April 15, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Bridge Loan Agreement”) between the Borrowers and the Lender. The Bridge Loan Agreement, among other things, (i) provides for the making of an advance (the “Loan”) by the Lender to the Borrowers on the date hereof in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrowers resulting from such Loan being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The terms of this Note are subject to amendment only in the manner provided in the Bridge Loan Agreement.

No reference herein to the Bridge Loan Agreement and no provision of this Note or the Bridge Loan Agreement shall alter or impair the obligation of the Borrowers, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The Borrowers jointly and severally promise to pay all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by the Lender and its permitted assignees, in the collection and enforcement of this Note. The Borrowers hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest and demand and, except as expressly provided in Section 7.01 of the Bridge Loan Agreement, notice of every kind.

This Note shall be governed by, and construed in accordance with, the laws of the state of New York without giving effect to its choice of law principles which would require in the application of the law of another jurisdiction.

IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

RASER TECHNOLOGIES, INC., as a Borrower

By:

Name: Title:

THERMO NO. 1 BE-01, LLC, as a Borrower

By:

Name: Title:

TRANSACTIONS
ON
NOTE

Amount of
	Amount of	Principal	Principal	Notation
Date	Loan Made	Paid	Balance	Made By